Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-279582

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 5, 2024)

$300,000,000

Wisconsin Public Service Corporation

Senior Notes, 6.05% Series Due August 15, 2056

Wisconsin Public Service Corporation is offering $300,000,000 aggregate principal amount of its senior notes, 6.05% series due August 15, 2056 (the “Notes”). We will pay interest on the Notes semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2027. The Notes will be issued only in denominations of $2,000 and multiples of $1,000. We may, at our option, redeem some or all of the Notes at any time prior to maturity at the redemption prices discussed under the caption “Certain Terms of the Notes – Redemption at Our Option.”

If a Tax Credit Event (as defined herein) occurs, we also may redeem the Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date. See “Certain Terms of the Notes – Tax Credit Event Redemption.”

The Notes will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt and other obligations from time to time outstanding.

Investing in the Notes involves certain risks. See “Risk Factors” on page S-3 of this prospectus supplement.

We do not intend to apply for listing of the Notes on any securities exchange or automated quotation system.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price (1)	99.561%	$298,683,000
Underwriting Discount	0.875%	$2,625,000
Proceeds to Wisconsin Public Service Corporation (before expenses)	98.686%	$296,058,000

(1)  Plus accrued interest from August 13, 2026, if settlement occurs after that date.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Notes should not be purchased, held or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (an “SFE”). By purchasing Notes, any investor in the Notes (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Notes, an SFE.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) on or about August  13, 2026.

Joint Book–Running Managers

BMO Capital Markets	Citigroup	Mizuho	Morgan Stanley	MUFG

Co-Manager

Siebert Williams Shank

August 10, 2026

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of the offering. We have not authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus

S-i

SUMMARY

In this prospectus supplement, unless the context requires otherwise, “Wisconsin Public Service,” “we,” “us,” and “our” refer to Wisconsin Public Service Corporation, a Wisconsin corporation, and not to the underwriters.

The information below is only a summary of more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you or that you should consider before buying securities in this offering. Please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, carefully.

Wisconsin Public Service Corporation

We are an indirect wholly-owned subsidiary of WEC Energy Group, Inc. (“WEC Energy Group”) and were incorporated in the state of Wisconsin in 1883.

We are a regulated electric and natural gas utility company serving customers in northeastern and central Wisconsin. As of June 30, 2026, we served approximately 476,000 regulated electric utility customers and approximately 351,000 regulated natural gas utility customers. We also provide wholesale electric service to various customers, including municipal utilities, electric cooperatives, energy marketers, other investor-owned utilities and municipal joint action agencies for resale. We conduct our business primarily through our utility segment.

For a further discussion of our business and our corporate strategy, see our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other documents incorporated by reference.

Our principal executive offices are located at 2830 South Ashland Avenue, P.O. Box 19001, Green Bay, Wisconsin 54307-9001. Our telephone number is 800-450-7260.

S-1

The Offering

Issuer	Wisconsin Public Service Corporation.

Securities Offered	$300,000,000 of Senior Notes, 6.05% Series Due August 15, 2056.

Interest	The Notes will accrue interest at a rate of 6.05% per year from August 13, 2026 until maturity or earlier redemption, as the case may be.

Interest Payment Dates	February 15 and August 15, beginning February 15, 2027.

Optional Redemption	Prior to February 15, 2056 (the date that is six (6) months prior to the maturity date), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a “make-whole” redemption price determined as described under “Certain Terms of the Notes — Redemption at Our Option.” On or after February 15, 2056, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. We are not required to establish a sinking fund to retire the Notes prior to maturity.

Tax Credit Event Redemption	If a Tax Credit Event (as defined herein) occurs, we may redeem the Notes, at our option, in whole but not in part, at a redemption price equal to 101% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See “Certain Terms of the Notes – Tax Credit Event Redemption.”

Ranking	The Notes are unsecured and unsubordinated and will rank equally with all our other unsecured and unsubordinated indebtedness and other obligations from time to time outstanding.

Covenants	The senior indenture governing the Notes contains covenants, which will apply to the Notes, that will limit our ability to create liens on our assets or engage in certain sale-leaseback transactions. These covenants are subject to a number of important qualifications and limitations. See “Description of the Senior Debt Securities – Limitation on Liens” and “– Limitations on Sale and Lease-Back Transactions” in the accompanying prospectus.

Use of Proceeds	We will use the estimated $295.1 million in net proceeds from this offering to repay short-term debt and for other general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the short-term debt that we intend to repay using all or a portion of the net proceeds of the Notes. As such, certain of the underwriters or their affiliates may receive 5% or more of the net proceeds of this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.

Trustee	The trustee under the senior indenture (the “Trustee”) is U.S. Bank Trust Company, National Association.

S-2

RISK FACTORS

Investing in the Notes involves risk. In addition to the risk described below, see the risk factors under the heading “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We may redeem the Notes if a Tax Credit Event occurs.

We may redeem the Notes, at our option, in whole but not in part, if a Tax Credit Event occurs. A “Tax Credit Event” occurs with respect to the Notes if, in our reasonable determination, there exists a material risk, due to the Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code. A redemption of the Notes for this reason would be at a redemption price equal to 101% of the principal amount of the Notes being redeemed, in each case plus accrued and unpaid interest to, but not including, the redemption date.

If a Tax Credit Event occurs, and we redeem the Notes, such redemption may adversely affect your anticipated return. We may exercise such redemption rights when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the Notes that are redeemed. See “Certain Terms of the Notes — Tax Credit Event Redemption.”

S-3

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus supplement and the accompanying prospectus (including documents incorporated by reference) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, goals, strategies, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2025, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and, except as required by applicable law, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

S-4

USE OF PROCEEDS

We estimate the net proceeds to us from the offering to be approximately $295.1 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from the offering to repay short-term debt and for other general corporate purposes. At August 6, 2026, our outstanding short-term debt of $293.0 million had a weighted average interest rate of 3.92% and an average life of less than 30 days.

Pending disposition, we may temporarily invest the net proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities.

S-5

CAPITALIZATION

The table below shows our capitalization structure on an actual basis:

	As of June 30, 2026
	Actual Amount
	(unaudited)	Percentage
	(Dollars in Millions)	(Rounded to Tenths)
Short-term debt	$302.6	5.3%
Long-term debt (1)	2,257.4	39.4%
Finance Lease Obligations	83.4	1.4%
Common equity	3,089.9	53.9%
Total	$5,733.3	100.0%

(1) Includes current maturities.

S-6

CERTAIN TERMS OF THE NOTES

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes set forth in the accompanying prospectus under “Description of the Senior Debt Securities.”

We will issue the Notes under a Trust Indenture dated as of December 1, 1998 between us and U.S. Bank Trust Company, National Association (successor to Firstar Bank Milwaukee, N.A., National Association), as trustee, as supplemented and amended by any supplemental indentures, which we refer to collectively in this prospectus supplement as the “senior indenture.” The Notes will be our direct unsecured general obligations. As of June 30, 2026, the aggregate principal amount of debt securities outstanding under the senior indenture was approximately $2.3 billion.

General

The Notes will be unsecured and unsubordinated and will rank equally with all of our other unsecured and unsubordinated indebtedness and other obligations from time to time outstanding. As of June 30, 2026, we had approximately $2.6 billion aggregate principal amount of unsecured long-term debt securities and commercial paper outstanding.

Interest on the Notes will accrue at the rate of 6.05% per year. Interest will accrue from August 13, 2026, or from the most recent interest payment date to which interest has been paid or provided for. Interest is payable semi-annually in arrears to holders of record at the close of business on the February 1 or August 1 (whether or not such day is a business day) immediately preceding the interest payment date. Interest payment dates will be February 15 and August 15 of each year, beginning on February 15, 2027. If any interest payment date, redemption date or the maturity date should fall on a day that is not a business day, any payment of interest or principal will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Notes will mature on August 15, 2056.

The Notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Redemption at Our Option

Prior to February 15, 2056 (the date that is six (6) months prior to the maturity date, which is referred to in this prospectus supplement as the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but not including, the date of redemption; and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

S-7

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

We will send notice at least 10 days, but not more than 45 days, before the redemption date to each holder of Notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Unless we have deposited with the Trustee, at the time of sending of any notice of redemption, an amount in cash sufficient to redeem all of the Notes called for redemption, the notice will state that it is subject to the receipt of the redemption moneys by the Trustee before the redemption date, and the notice will be of no effect unless the moneys are so received, before that date.

The Notes have no sinking fund provisions.

Tax Credit Event Redemption

If a Tax Credit Event (as defined below) occurs, we may redeem, upon a notice of redemption not less than 10 nor more than 60 days prior to the date fixed for redemption of the Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. A notice of redemption of the Notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Notes were issued and (b) six months from the date of issuance of the Notes and (ii) shall be accompanied by a certificate from an officer of Wisconsin Public Service stating that a Tax Credit Event has occurred.

S-8

A “Tax Credit Event” occurs with respect to the Notes if, in our reasonable determination, there exists a material risk, due to the Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code, that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code. “Specified foreign entities,” as further defined in Section 7701(a)(51)(B) of the Code, generally include, among other entities: (i) the governments of China, Iran, North Korea or Russia or their agencies or instrumentalities, (ii) certain citizens or nationals of such countries, (iii) entities organized under the laws of, or having their principal place of business in, such countries, (iv) entities controlled by any of the above, including subsidiaries, measured by more than 50% ownership of stock (by vote or value) in a corporation, profits interest or capital interests in a partnership, or beneficial interest in another entity, (v) certain Chinese military companies described under Section 1260H of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021, (vi) Contemporary Amperex Technology Company (CATL), BYD Company, Envision Energy, EVE Energy Company, Gotion High-tech Company, Hithium Energy Storage Technology Company, or any successor company to the foregoing, (vii) certain companies that violate the Uyghur Forced Labor Prevention Act of 2021, and (viii) entities that the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) have included on the list of specially designated nationals and blocked persons maintained by OFAC.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

Covenants

The senior indenture contains covenants that, among other things, limit our ability to incur certain additional liens or engage in certain sale-leaseback transactions. These covenants are subject to termination upon defeasance and to certain significant exceptions described under “Description of the Senior Debt Securities – Limitation on Liens” and “– Limitations on Sale and Lease-Back Transactions” in the accompanying prospectus. Future series of securities issued under the senior indenture may or may not have different covenants.

The senior indenture provides that, in addition to the Notes being offered hereby, other senior debt securities may be issued from time to time, in one or more series, under the senior indenture, without limitation as to aggregate principal amount. In addition, there is no requirement under the senior indenture that future issues of our debt securities be issued under the senior indenture.

Other

The Notes will be subject to defeasance under the conditions described in the accompanying prospectus.

We may from time to time without notice to, or the consent of, the holders of the Notes, issue additional notes under the senior indenture having the same terms in all respects, except for the issue date, the public offering price and, if applicable, the initial interest payment date. Any such additional notes will be consolidated with and form a single series with the Notes for all purposes, including, without limitation, waivers, amendments, redemptions and offers to purchase. In the event we issue additional notes of the same series, we will prepare a new offering memorandum or prospectus.

The senior indenture and the Notes will be governed by, and construed under, the laws of the State of Wisconsin.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company (“DTC”), New York, NY, will act as the securities depository for the Notes. The Notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. We will issue one or more fully-registered global note certificates, representing in the aggregate the total principal amount of the Notes, and will deposit each such certificate with the Trustee on behalf of DTC.

S-9

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus supplement or the accompanying prospectus.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Notes. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC or Wisconsin Public Service, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Wisconsin Public Service, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

S-10

Except as provided herein, a Beneficial Owner of a global Note will not be entitled to receive physical delivery of a Note. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Note.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, Note certificates will be required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the Notes. We understand, however, that under current industry practices, DTC would notify its Direct and Indirect Participants of our decision, but will only withdraw beneficial interests from a global Note at the request of each Direct or Indirect Participant. In that event, certificates for the Notes will be printed and delivered to the applicable Direct or Indirect Participant.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof. Neither we nor any underwriter has any responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable. Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its United States depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective United States depositaries.

Because of time-zone differences, credits of Notes received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in Notes settled during such processing will be reported to the relevant Clearstream participant or Euroclear system participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the Notes by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

S-11

MATERIAL u.s. fEDERAL iNCOME tAX cONSIDERATIONS

The following summary describes material United States federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes. The following discussion does not purport to be a complete analysis of all potential United States federal income tax considerations. This discussion only applies to Notes that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in the initial offering at the initial offering price. This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, all as in effect as of the date of this prospectus supplement and all of which are subject to change, possibly on a retroactive basis, at any time. No assurance can be given that legislative, administrative, or judicial changes will not occur that would modify the tax rules expressed in those statements. Any such changes may or may not be retroactive with respect to transactions completed prior to the effective date of the changes. This discussion does not describe all of the material United States federal income tax considerations that may be relevant to certain types of holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, “controlled foreign corporations,” “passive foreign investment companies,” partnerships or other pass-through entities for United States federal income tax purposes, traders or dealers in securities or commodities, persons required to conform the timing of the income accruals with respect to the Notes to that on their applicable financial statements, persons holding Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, certain former citizens or residents of the United States or foreign persons eligible for benefits under an applicable income tax treaty with the United States. Furthermore, this discussion does not describe the effect of United States federal estate and gift tax laws, or the effect of any applicable foreign, state or local law.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Notes or that any such position would not be sustained in court.

If a partnership, or other entity or arrangement treated as a partnership for United States federal income tax purposes, beneficially owns the Notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially own the Notes should consult their tax advisors as to the particular United States federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes applicable to them.

You should consult your own tax advisor about the particular U.S. federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Notes and the application of the U.S. federal income tax laws to your particular situation.

U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to U.S. Holders of the Notes. For purposes of this summary, a “U.S. Holder” means a beneficial owner of a Note (other than a partnership, or other entity or arrangement treated as a partnership) that, for United States federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;
•	a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•	a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

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Certain Contingent Payments

If we exercise our option to redeem the Notes, in whole or in part, as described under "Certain Terms of the Notes—Redemption at Our Option," or all of the Notes following the occurrence of a Tax Credit Event as described under “Certain Terms of the Notes—Tax Credit Event Redemption,” we may be required to repurchase all of such Notes at a price in excess of the principal amount of such Notes and interest thereon. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the Notes and therefore that these provisions do not cause the Notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes within the meaning of the applicable Treasury Regulations. Assuming this position is respected, a U.S. Holder would be required to include in income such additional amounts at the time the payments are received or accrued in accordance with their method of accounting for U.S. federal income tax purposes.

Our determination that the Notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to successfully challenge our determination and the Notes were treated as contingent payment debt instruments, a U.S. Holder would be required, among other things, to accrue interest income at a rate higher than the stated interest rate on the Notes regardless of their method of tax accounting and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Note. Our determination that the Notes are not contingent payment debt instruments is binding on holders unless they disclose their contrary position to the IRS in the manner that is required by applicable Treasury Regulations. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

Payments of Interest on the Notes

A U.S. Holder generally will be required to include interest received on a Note as ordinary income at the time it accrues or is received in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the Notes will not be treated as issued with original issue discount for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Generally, the sale, exchange, redemption or other taxable disposition of a Note will result in taxable gain or loss to a U.S. Holder equal to the difference between (1) the amount of cash plus the fair market value of any other property received by the holder in the sale, exchange, redemption or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxed as described under “—U.S. Holders—Payments of Interest on the Notes,” above) and (2) the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the U.S. Holder’s original purchase price for the Note.

Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Note generally will be treated as capital gain or loss and will be long-term capital gain or loss if the Note is held for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for taxation at preferential rates. There are limitations on the deductibility of capital losses. Prospective purchasers should consult with their own tax advisors concerning these tax law provisions.

Net Investment Income Tax

Certain U.S. Holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of the Notes. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investments in the Notes.

Information Reporting and Backup Withholding

Generally, interest on the Notes paid to a U.S. Holder is subject to information reporting with the IRS unless such holder is a corporation or other exempt recipient and, when required, demonstrates this fact. Backup withholding generally will apply to interest payments subject to information reporting unless such holder provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to proceeds of a sale, exchange, redemption or other taxable disposition of the Notes (including a retirement of the Notes). U.S. Holders should consult their tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such exemption, if applicable.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the U.S. Holder timely furnishes the required information to the IRS to request such refund or credit.

Non-United States Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to Non-United States Holders of the Notes. The term “Non-United States Holders” means a beneficial owner of the Notes, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, who is not a U.S. Holder.

Interest

It is anticipated, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount. Except if interest on the Notes is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, and subject to the potential backup withholding and FATCA (as defined below) withholding summarized below, a Non-United States Holder generally will not be subject to United States federal income or withholding tax on payments of interest on the Notes provided that such Non-United States Holder (A) does not actually or constructively, own 10% or more of the total combined voting power of all classes of Wisconsin Public Service’s stock entitled to vote, (B) is not a controlled foreign corporation that is related to Wisconsin Public Service actually or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-United States Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Notes on behalf of the Non-United States Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes the applicable withholding agent with a copy thereof. In addition, the applicable withholding agent must not have actual knowledge or reason to know that the beneficial owner of the Notes is a United States person.

If interest on the Notes is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States, but such Non-United States Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Notes generally will be subject to United States withholding tax at a 30% rate (or a lower applicable treaty rate).

If interest on the Notes is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-United States Holder generally will be subject to United States federal income tax on such interest on a net income basis at the rate applicable to U.S. Holders generally (and, with respect to corporate Non-United States Holders, may also be subject to a 30% branch profits tax (or a lower applicable treaty branch profits tax rate)). If interest on the Notes is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States), such interest payments will not be subject to United States withholding tax if the Non-United States Holder provides to the applicable withholding agent the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Notes

Subject to the “—Information Reporting and Backup Withholding” and “—FATCA Withholding” summaries below, a Non-United States Holder generally will not be subject to United States federal withholding tax with respect to gain, if any, recognized on the sale, exchange, redemption or other taxable disposition of the Notes. A Non-United States Holder will also generally not be subject to United States federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-United States Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-United States Holder that is a nonresident alien individual, such Non-United States Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain recognized on the disposition of such Notes generally will be subject to United States federal income taxation in the same manner as if such gain were recognized by a U.S. Holder, and, in the case of a Non-United States Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-United States Holder will be subject to a 30% tax (or lower applicable treaty rate) on any capital gain recognized on the disposition of the Notes (which may be offset by certain United States-source capital losses).

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To the extent the amount realized on a sale, exchange, redemption or other taxable disposition of the Notes is attributable to accrued but unpaid interest on the Notes, such amount generally will be subject to, or exempt from, tax to the same extent as described under “—Interest” above.

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with our payment of interest on the Notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-United States Holder resides. Unless the Non-United States Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes, and the Non-United States Holder may be subject to backup withholding tax (currently at a rate of 24%) on payments of interest on the Notes or on the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. The certification procedures required to claim the exemption from the withholding tax on interest described above will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-United States Holder may be allowed as a credit against the Non-United States Holder’s United States federal income tax liability or may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as “FATCA,” and additional guidance issued by the IRS, a United States federal withholding tax of 30% generally will apply to interest on a Note paid to (1) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), or (2) a foreign entity that is a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides the withholding agent with a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, and certain other specified requirements are met. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the new Notes on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Certain holders located in a jurisdiction with an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not be obligated to pay any additional amounts to “gross up” payments to holders as a result of any withholding or deduction for such taxes. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Persons considering the purchase of the Notes are urged to consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Underwriting (Conflicts of Interest)

Subject to the terms and conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom BMO Capital Markets Corp., Citigroup Global Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of Notes indicated in the following table:

Principal Amount
Underwriter	of Notes
BMO Capital Markets Corp.	$54,000,000
Citigroup Global Markets Inc.	54,000,000
Mizuho Securities USA LLC	54,000,000
Morgan Stanley & Co. LLC	54,000,000
MUFG Securities Americas Inc.	54,000,000
Siebert Williams Shank & Co., LLC	30,000,000

Total	$300,000,000

The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.525% of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.350% of the principal amount of the Notes. After the initial public offering of the Notes, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Wisconsin Public Service
Per Note	0.875%

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover over-allotments or to stabilize the price of the Notes, the underwriters may bid for, and purchase, Notes on the open market. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if the underwriters repurchase previously distributed Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

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The Notes are a new issue of debt securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the Notes.

We estimate that our total expenses for this offering, not including the underwriting discount, will be approximately $1.0 million.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph on the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternate settlement arrangements to prevent a failed settlement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters and their affiliates have provided, currently provide, and may in the future provide, investment banking, commercial banking, advisory and other services for us and our affiliates, for which they received and will receive customary fees and expenses. Affiliates of each of the book running managers are lenders under our existing $450 million revolving credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of Wisconsin Public Service and its affiliates. Certain of the underwriters or their respective affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

Northern Trust Securities, Inc., a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and subsidiary of Northern Trust Corporation, is being paid a referral fee by Siebert Williams Shank & Co., LLC. An affiliate of Northern Trust Securities, Inc. acts as the trustee and custodian of WEC Energy Group’s pension and other post-retirement benefit plan trusts.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the short-term debt that we intend to repay using the net proceeds of the Notes. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

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Notices to Prospective Investors

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the Notes or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the Notes in any country or jurisdiction (other than the United States) where any such action for that purpose is required.

Selling Restrictions

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

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United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the EUWA); nor (ii) a qualified investor as defined in paragraph 15 of Schedule I to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the UK PRIIPs Regulation) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the Notes falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (the “FSMA”), and any offer of the Notes in the United Kingdom is made pursuant to an exemption under the POATRs or the FSMA. In the UK, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at qualified investors within the meaning of paragraph 15 of Schedule 1 of the POATRs who are, (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order.

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.

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Legal Matters

Various legal matters in connection with the Notes will be passed upon (a) for us by Troutman Pepper Locke LLP, Atlanta, Georgia, and (b) for the underwriters by Hunton Andrews Kurth LLP, New York, New York. Joshua M. Erickson, Vice President and Deputy General Counsel, WEC Business Services LLC, will pass upon the validity of the Notes, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of WEC Energy Group’s common stock.

EXPERTS

The financial statements, and the related financial statement schedule, as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus to our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings (File No. 1-03016) are available to the public over the Internet at the SEC’s website at http://www.sec.gov as well as on WEC Energy Group’s website, www.wecenergygroup.com. The information contained on, or accessible from, WEC Energy Group’s website is not a part of, and is not incorporated in, this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. Please refer to “Where You Can Find More Information” in the accompanying prospectus. Any information referenced this way is considered to be part of this prospectus supplement and the accompanying prospectus, and any information that we file later with the SEC will automatically update and supersede this information. At the date of this prospectus supplement, we incorporate by reference the following documents that we have filed with the SEC, and any future filings that we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until we complete our sale of the securities to the public:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026; and

•	Our Current Reports on Form 8-K filed on January 8, 2026 and April 1, 2026 (with respect to Item 8.01 only).

Information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will not be incorporated by reference into this prospectus supplement or the accompanying prospectus unless specifically stated otherwise. We will provide, at no cost, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the information that has been incorporated by reference into, but not delivered with, this prospectus supplement and the accompanying prospectus, upon written or oral request to us at:

Wisconsin Public Service Corporation

2830 South Ashland Avenue

P.O. Box 19001

Green Bay, Wisconsin 54307-9001

Attn: General Counsel and Corporate Secretary

Telephone: (800) 450-7260

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PROSPECTUS

$1,750,000,000

Wisconsin Public Service Corporation

Senior Debt Securities

Wisconsin Public Service Corporation may issue and sell senior debt securities to the public. We urge you to read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus describes some of the general terms that may apply to these senior debt securities. The specific terms of any senior debt securities to be offered, and any other information relating to a specific offering, will be set forth in a prospectus supplement that will describe the interest rates, payment dates, ranking, maturity and other terms of any senior debt securities that we issue or sell.

We may offer and sell these senior debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

See “Risk Factors” on page 1 of this prospectus and “Risk Factors” contained in any applicable prospectus supplement and documents incorporated by reference for information on certain risks related to the purchase of the senior debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2024.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our” and “Wisconsin Public Service” refer to Wisconsin Public Service Corporation, unless the context indicates otherwise.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer to the public the senior debt securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the senior debt securities we may offer. Each time we offer senior debt securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the particular senior debt securities and terms of that offering. In the prospectus supplement, we will describe the specific designation, aggregate principal amount, purchase price, maturity, rate and time of payment of interest, and the redemption terms and other terms of any senior debt securities that we issue and sell.

The prospectus supplement will also describe the proceeds and uses of proceeds from the senior debt securities, together with the names and compensation of the underwriters, if any, through whom the senior debt securities are being issued and sold, and other important considerations for investors. The prospectus supplement may also add to, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in the senior debt securities of Wisconsin Public Service Corporation involves risk. Please see the risk factors under the heading “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, goals, strategies, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will,” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

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In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2023, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and, except as required by applicable law, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

WISCONSIN PUBLIC SERVICE CORPORATION

Wisconsin Public Service, an indirect wholly-owned subsidiary of WEC Energy Group, Inc. (“WEC Energy Group”), was incorporated in the state of Wisconsin in 1883. Our principal executive offices are located at 2830 South Ashland Avenue, P.O. Box 19001, Green Bay, Wisconsin 54307-9001, and our telephone number is (800) 450-7260.

We are an electric and natural gas utility and derive revenues primarily from the distribution and sale of electricity and natural gas to retail customers in Wisconsin. We also provide wholesale electric service to numerous utilities and cooperatives for resale. We conduct our business primarily through our utility reportable segment.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our senior debt securities (a) to fund, or repay short-term debt incurred to fund, our continuing construction program to provide services to new and existing utility customers in our service area and to improve and modernize our facilities, (b)  to repay and/or refinance debt, (c) for investments, and/or (d) for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

DESCRIPTION OF THE SENIOR DEBT SECURITIES

We may issue from time to time, in one or more series, senior debt securities under a Trust Indenture dated as of December 1, 1998 between us and U.S. Bank Trust Company, National Association (successor to Firstar Bank Milwaukee, N.A., National Association), as supplemented and amended by any supplemental indentures, which we refer to collectively in this prospectus as the “indenture.” In this prospectus, we refer to U.S. Bank Trust Company, National Association and any successor trustee under the indenture as the “senior trustee.” At March 31, 2024, the aggregate principal amount of senior debt securities outstanding under the indenture was $2.0 billion.

We have summarized selected provisions of the indenture and the senior debt securities that we may offer hereby. Copies of the indenture and a form of supplemental indenture are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part or other filings incorporated by reference in this prospectus. The supplemental indenture for each series of senior debt securities issued and outstanding also has been or will be filed, or incorporated by reference, as an exhibit to the registration statement or other filings incorporated by reference in this prospectus. You should read the indenture and the applicable supplemental indenture for other provisions that may be important to you. The particular terms of any senior debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the senior debt securities described below and in the indenture. For a description of the terms of any series of senior debt securities, you should also review both the prospectus supplement relating to that series and the description of the senior debt securities set forth in this prospectus before making an investment decision.

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General

The indenture does not contain any debt covenants or provisions that would afford holders of the senior debt securities protection in the event of a highly leveraged transaction.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. Subject to certain restrictions, which are described in “Restrictions” below, we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture, in connection with future issues of our debt securities.

Please refer to the prospectus supplement relating to any senior debt securities being offered, which we refer to collectively in this prospectus as the “offered senior debt securities,” for specific terms respecting the offered senior debt securities, including among other terms the following:

•	the title of the offered senior debt securities;

•	any limit on the aggregate principal amount of the offered senior debt securities;

•	the date or dates on which the offered senior debt securities will mature;

•	the rate or rates per year (which may be fixed or variable) at which the offered senior debt securities will bear interest or the method by which the rate or rates will be determined;

•	the date from which interest will accrue or the method by which that date will be determined;

•	the dates on which interest will be payable and the regular record dates for the interest payment dates;

•	the dates, if any, on which, and the price or prices at which, we will redeem any offered senior debt securities, pursuant to any mandatory redemption or sinking fund provisions, and other detailed terms and provisions of any mandatory redemption or sinking funds;

•	the date, if any, after which, and the price or prices at which, we may, or may be required to, redeem any offered senior debt securities, at our option or the option of the holder, pursuant to any optional redemption provisions, and other detailed terms and provisions of any optional redemption; and

•	any other terms of any offered senior debt securities (which terms shall not be inconsistent with the indenture).

The following activities relating to the senior debt securities will occur at the office of the senior trustee in St. Paul, Minnesota:

•	payment of principal and interest; and

•	exchange, transfer and registration of certificated senior debt securities.

At the option of the senior trustee, we may pay interest to the registered holder by check or by electronic funds transfer.

The offered senior debt securities will be represented either by global securities registered in the name of a depositary, or its nominee, or by certificates in certificated form issued to the registered holders of the offered senior debt securities as set forth in the applicable prospectus supplement.

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Definitions

For purposes of the descriptions of the senior debt securities, certain defined terms have the following meanings:

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities (as defined in the indenture), premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in treasury. Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by our regularly retained independent accountants, and may be determined as of a date not more than 60 days before the happening of the event for which the determination is being made.

“Debt” means any outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities or guarantees of any debt for money borrowed.

“Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by our regularly retained independent accountants, and may be determined as of a date not more than 60 days before the happening of the event for which the determination is being made.

“Operating Property” means (i) any interest in real property that we own and (ii) any asset that we own that is depreciable in accordance with generally accepted accounting principles, excluding, in either case, any of our interests as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to that person. However, a Sale and Lease-Back Transaction shall not include any arrangement first entered into before the date of the indenture or any transaction in which we sell Operating Property to, and subsequently purchase energy or services from, an entity if the transaction was ordered or authorized by, or was entered into pursuant to any plan or program of industry restructuring ordered or authorized by, any regulatory authority with jurisdiction over us or our operations.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) our net proceeds from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of that term, without regard, in any case, to any renewal or extension options contained in the lease.

Restrictions

The indenture provides that we may not consolidate with, merge with or into any other corporation (whether or not we are the surviving corporation), or sell, assign, transfer or lease all or substantially all of our properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless: (1) either we will be the continuing person or the person (if other than us) formed by the consolidation or with which or into which we are merged or the person (or group of affiliated persons) to which we sell, assign, transfer or lease all or substantially all our properties and assets is a corporation (or constitute corporations) and that corporation expressly assumes all our obligations under the senior debt securities and the indenture by an indenture supplemental to the indenture, executed and delivered to the senior trustee in form satisfactory to the senior trustee; (2) immediately before and after giving effect to the transaction or series of transactions, no event of default, and no default, with respect to the senior debt securities shall have occurred and be continuing; and (3) we shall have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture complies with the indenture.

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Limitation on Liens

The indenture provides that, so long as any senior debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any Debt that is secured by any mortgage, security interest, pledge or lien, which we refer to collectively in this prospectus as “liens,” of or upon any of our Operating Property, whether owned at the date of the indenture or acquired after that date, without in any such case effectively securing the senior debt securities (together with, if we shall so determine, any of our other indebtedness ranking equally with the senior debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

That restriction will not apply to:

•	liens on any Operating Property existing at the time of its acquisition (which liens may also extend to subsequent repairs, alterations and improvements to the Operating Property);

•	liens on Operating Property of a corporation existing at the time the corporation is merged into, or consolidated with, or the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

•	liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of the Operating Property or to secure indebtedness incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided those liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of construction, development or substantial repair, alteration or improvement of the Operating Property;

•	liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any of those entities (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, any of our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing or substantially repairing, altering or improving our Operating Property; or

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any liens referred to in the foregoing exceptions, provided, however, that the principal amount of Debt secured by the liens and not otherwise authorized by the foregoing exceptions, will not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

In addition, the restriction on liens described in this section will not apply to our issuance, assumption or guarantee of Debt secured by any liens that would otherwise be subject to that restriction up to an aggregate amount which, together with all of our other secured Debt (not including secured Debt permitted under any of the exceptions described above) and the Value of Sale and Lease-Back Transactions existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to any liens under any of the foregoing exceptions and Sale and Lease-Back Transactions that are permitted by the first sentence of “Limitations on Sale and Lease-Back Transactions” below), does not exceed the greater of 10% of the Net Tangible Assets or 10% of Capitalization.

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Limitations on Sale and Lease-Back Transactions

The indenture provides that so long as the senior debt securities are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of the Operating Property or the placing in operation of the Operating Property or of the Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if (a) we would be entitled under any of the exceptions described in the second paragraph under “Limitation on Liens” above to issue, assume, guarantee or permit to exist Debt secured by any liens on the Operating Property without equally and ratably securing the senior debt securities, (b) after giving effect to the Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the third paragraph under “Limitation on Liens,” at least $1.00 of additional Debt secured by liens (other than liens permitted by clause (a)) or (c) we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased to the retirement of our senior debt securities or other Debt ranking senior to or equally with, the senior debt securities, subject to reduction for senior debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

Events of Default and Notice of Default

The following events of default under the indenture apply to the senior debt securities of any series:

•	failure to pay interest on any senior debt security when due and if such failure continues for 30 days;

•	failure to pay the principal of (or premium, if any, on) any senior debt security when due and payable at maturity, upon redemption or otherwise;

•	failure to observe or perform any other covenant, warranty or agreement contained in the senior debt securities of that series or in the indenture (other than a covenant, agreement or warranty included in the indenture solely for the benefit of senior debt securities other than that series) and such failure continued for 60 days, following receipt of notice of the default from the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization relating to us; and

•	any other event of default with respect to the senior debt securities of a series specified in the prospectus supplement relating to that series or in the supplemental indenture under which that series of senior debt securities is issued.

The senior trustee shall, within 30 days after the occurrence of any default or event of default with respect to senior debt securities of any series, give the holders of senior debt securities of that series notice of all uncured defaults or events of default known to it (the term default includes any event which after notice or passage of time or both would be an event of default); provided, however, that, except in the case of an event of default or a default in payment on any senior debt securities of any series, the senior trustee will be protected in withholding the notice if and so long as the board of directors, the executive committee of the board of directors or responsible officers of the senior trustee in good faith determine that the withholding of the notice is in the interest of the holders of senior debt securities of that series.

If an event of default with respect to senior debt securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice in writing to us (and to the senior trustee if given by the holders of at least 25% in aggregate principal amount of the senior debt securities of that series) may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding senior debt securities of that series to be due and payable immediately and, upon any such declaration, the senior debt securities of that series shall become immediately due and payable.

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If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding senior debt securities of any series will become immediately due and payable without any declaration or other act on the part of the senior trustee or any holder of any senior debt security of that series.

The holders of not less than a majority of the principal amount of the outstanding senior debt securities of any series may rescind a declaration of acceleration and its consequences with respect to the senior debt securities of that series if (1) all existing events of default, other than the nonpayment of principal of and interest on the senior debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived; (2) to the extent lawful, interest on overdue interest and on overdue principal that has become due otherwise than by reason of such acceleration has been paid; (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (4) all amounts due to the senior trustee under the indenture have been paid. The indenture requires us to file periodic statements with the senior trustee regarding our compliance with certain of the covenants of the indenture and to specify any event of default or defaults with respect to senior debt securities, in performing such covenants, of which the signers of the statements may have knowledge.

Modification of the Indenture; Waiver

We and the senior trustee without the consent of any holders may modify the indenture with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture and (ii) to make any change that does not materially adversely affect the interests of any holder of senior debt securities of any series. In addition, we and the senior trustee may modify certain of our rights and obligations and the rights of holders of the senior debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series affected by the modifications. None of the following modifications, however, will be effective against any holder of any outstanding senior debt securities of any series affected by the modifications without that holder’s consent:

•	extension of the maturity or reduction of the principal amount of any senior debt securities of the affected series, reduction in the interest rate or extension of the time for payment of interest;

•	change in the redemption provisions in a manner adverse to any holder of senior debt securities of the affected series;

•	other modification in the terms of payment of the principal of, or interest on, the senior debt securities of the affected series; or

•	reduction of the percentage required for waivers of defaults or events of default under the indenture or for modification of the indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all senior debt securities of that series, waive any event of default or default under the indenture with respect to that series, except an event of default in the payment of the principal of, or premium, if any, or any interest on, any senior debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding senior debt security of the affected series.

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Defeasance

We may terminate our substantive obligations under the senior debt securities of any series (except for our obligations to pay the principal of (and premium, if any, on) and the interest on the senior debt securities of that series) by (i) depositing with the senior trustee, under the terms of an irrevocable trust agreement, money or U.S. government obligations sufficient to pay all remaining indebtedness on the senior debt securities of that series, (ii) delivering to the senior trustee either an opinion of counsel or a ruling directed to the senior trustee from the Internal Revenue Service to the effect that the holders of the senior debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the indenture.

Concerning the Senior Trustee

Unless otherwise indicated in a prospectus supplement, U.S. Bank Trust Company, National Association (as successor to Firstar Bank, Milwaukee, N.A., National Association) will act as senior trustee and registrar for senior debt securities issued under the indenture, and the senior trustee will also act as transfer agent and paying agent with respect to the senior debt securities. The senior trustee may be removed (i) by the holders of a majority in principal amount outstanding of the series of senior debt securities; and/or (ii) by us in certain circumstances, as more fully described in the indenture. If the senior trustee resigns or is removed or if a vacancy exists in the office of senior trustee for any reason, the indenture provides that we must promptly appoint a successor senior trustee. The senior trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the senior trustee. The senior trustee also provides services for us and some of our affiliates, including WEC Energy Group, as a depository of funds, registrar, member of bank groups providing back-up credit facilities to us and our affiliates, trustee under other indentures and similar services.

Governing Law

The indenture and the senior debt securities will be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of Wisconsin, except to the extent that the Trust Indenture Act of 1939 is applicable.

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PLAN OF DISTRIBUTION

We may sell the senior debt securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; or (e) any combination of the above. The prospectus supplement will set forth the terms of the offering of the senior debt securities being offered thereby, including the name or names of any underwriters, the purchase price of those senior debt securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which those senior debt securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the senior debt securities offered thereby.

If underwriters are used in the sale, the senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those senior debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the senior debt securities of the series offered by us and described in the applicable prospectus supplement if any of those senior debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Senior debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the senior debt securities remarketed thereby.

Senior debt securities may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase senior debt securities providing for payment and delivery on a future date specified in the prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular senior debt securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (a) the purchase by an institution of the particular senior debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular senior debt securities are being sold to underwriters, we shall have sold to such underwriters all of those senior debt securities other than the senior debt securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance by us or such institutional investors thereunder.

If any underwriter or any selling group member intends to engage in stabilizing transactions, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of senior debt securities that may stabilize, maintain or otherwise affect the price of those senior debt securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Joshua M. Erickson, Vice President and Deputy General Counsel of WEC Business Services LLC, will pass upon the validity of the senior debt securities, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of WEC Energy Group’s common stock. Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the senior debt securities will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia. Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the senior debt securities will be passed upon for any underwriters by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The financial statements, and the related financial statement schedule, as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, as well as registration and information statements and other information, with the SEC under File No. 001-03016. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov as well as on WEC Energy Group’s website, www.wecenergygroup.com. The information contained on, or accessible from, WEC Energy Group’s website is not a part of, and is not incorporated in, this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the filing of the registration statement of which this prospectus is a part and prior to the date of effectiveness of such registration statement and subsequent to the date of this prospectus until this offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2023; and

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

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No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference in this prospectus, at no cost, upon written or oral request at the following address:

Wisconsin Public Service Corporation

2830 South Ashland Avenue

P.O. Box 19001

Green Bay, Wisconsin 54307-9001

Attn: General Counsel and Corporate Secretary

(800) 450-7260

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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$300,000,000 Senior Notes, 6.05% Series Due August 15, 2056 PROSPECTUS SUPPLEMENT August 10, 2026

Joint Book-Running Managers

BMO Capital Markets	Citigroup	Mizuho	Morgan Stanley	MUFG

Co-Manager

Siebert Williams Shank